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EXHIBIT 23.1


                         CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, 333-18851 and 333-51291, Form S-3 No.
333-32106), of our report dated January 15, 2001, except for the matters described in Note 2, as to which the date is July 2, 2001, with respect to the consolidated financial statements of Sabre Holdings Corporation included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission on July 16, 2001.

                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
July 11, 2001